Exhibit 11. Statement Re Computation of Per Share Earnings

     (In 000's, except per share data)
                                                  Quarters ended September 30,
     Primary                                            1996       1995
     Earnings:
      Net earnings                                     $ 3,633    $ 2,930
      Deduct dividends on preference stock                 633        633

      Net earnings applicable to common stock          $ 3,000    $ 2,297

     Shares:
      Weighted average number of common
       shares outstanding                               14,742     14,700
      Dilutive effect of outstanding
       options and rights (as determined
       by the application of the treasury
       stock method at the average market
       price for the period)                               194        189
      Weighted average number of shares
       outstanding, as adjusted                         14,936     14,889

     Primary earnings per share                        $  0.20    $  0.15

     Fully diluted
     Earnings:
      Net earnings                                     $ 3,633    $ 2,930
      Deduct dividends on preference stock (1)             633        633

      Net earnings applicable to common stock          $ 3,000    $ 2,297

     Shares:
      Weighted average number of common
       shares outstanding                               14,742     14,700
      Dilutive effect of outstanding
       options and rights (as determined
       by the application of the treasury
       stock method at the higher of the
       closing or the average market price
       for the period)                                    194         189

      Weighted average number of shares
      outstanding, as adjusted                         14,936      14,889

     Fully diluted earnings per share                 $  0.20     $  0.15

     (In 000's, except per share data)
                                                 Quarters ended September 30,
     Additional Fully Diluted Computation (2)          1996        1995
     Earnings:
      Net earnings                                    $ 3,633    $ 2,930

     Shares:
      Weighted average number of common shares
       outstanding                                     14,742     14,700
     Dilutive effect of outstanding options and
       rights (as determined by the application of
       the treasury stock method at the higher of
       the closing or average market price for
       the period)                                        194        189
      Shares issuable from assumed exercise of
       convertible preference stock                     1,682      1,682

      Weighted average number of shares
       outstanding, as adjusted                        16,618     16,571

     Fully diluted earnings per share                 $  0.22    $  0.18

     (1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

     (2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

     Exhibit 11. Statement Re Computation of Per Share Earnings

     (In 000's, except per share data)
                                                 Nine Months ended September 30,
     Primary                                            1996         1995
     Earnings:
      Net earnings                                    $10,190      $ 8,183
      Deduct dividends on preference stock              1,899        1,901

      Net earnings applicable to common stock         $ 8,291      $ 6,282

     Shares:
      Weighted average number of common
       shares outstanding                              14,726       14,771
      Dilutive effect of outstanding
       options and rights (as determined
       by the application of the treasury
       stock method at the average market
       price for the period)                              153          125
      Weighted average number of shares
       outstanding, as adjusted                        14,879       14,896

      Net earnings per share                          $  0.56      $   .42

     Fully diluted
     Earnings:
      Net earnings                                    $10,190      $ 8,183
      Deduct dividends on preference stock (1)          1,899        1,901

      Net earnings applicable to common stock         $ 8,291      $ 6,282

     Shares:
      Weighted average number of common
       shares outstanding                              14,726       14,771
      Dilutive effect of outstanding
       options and rights (as determined
       by the application of the treasury
       stock method at the higher of the
       closing or the average market price
       for the period)                                    177          125

      Weighted average number of shares
      outstanding, as adjusted                         14,903       14,896

     Fully diluted earnings per share:                $  0.56      $  0.42

     (In 000's, except per share data)
                                                Nine Months ended September 30,
                                                       1996          1995

     Additional Fully Diluted Computation (2)
     Earnings:
      Net earnings                                   $10,190       $ 8,183

     Shares:
      Weighted average number of common shares
       outstanding                                    14,726        14,771
      Dilutive effect of outstanding options and
       rights (as determined by the application of
       the treasury stock method at the higher of
       the closing or average market price for
       the period)                                       177           125
      Shares issuable from assumed exercise of
       convertible preference stock                    1,682         1,686

      Weighted average number of shares
       outstanding, as adjusted                       16,585        16,582

     Fully diluted earnings per share               $   0.61       $  0.49


     (1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

     (2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.